UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2009 (March 25, 2009)

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

800 N. Church Street, Suite C, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 25, 2009, Wentworth Energy, Inc. (the “Company”) agreed to extend the term of the consulting agreement dated November 16, 2007 (the “Consulting Agreement”) with David W. Steward, the Company’s Chief Executive Officer.  The term was extended for a period of one year ending on October 31, 2009.

Under the extended Consulting Agreement, Mr. Steward will continue to receive, as compensation for his services, $15,000 per month and an annual bonus based on the Company’s financial results, oil and gas production and the performance of the Company’s stock.  Mr. Steward may terminate the Consulting Agreement at any time by giving the Company sixty days advance written notice.  The Company may terminate the Consulting Agreement at any time without cause.  A copy of the extension is attached hereto and incorporated herein by reference as Exhibit 10.1.  The Consulting Agreement is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 19, 2007.

On March 25, 2009, the Company also issued an option (the “Option”) to purchase 500,000 shares of the Company’s common stock to Mr. Steward.  The Option is immediately exercisable, with an exercise price of $0.03 per share, subject to antidilution provisions, and expires on March 24, 2014.  The Option was issued pursuant to the Company’s 2007 Stock Incentive Plan.  A copy of the Option is attached hereto and incorporated herein by reference as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2009

WENTWORTH ENERGY, INC.

/s/ Francis K. Ling

Francis K. Ling, Chief Financial Officer